Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Leesport Financial Corp.

Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Leesport Financial Corp. (the “Company”) of our reports dated March 5, 2007, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Reading, Pennsylvania

June 11, 2007